Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended September				Year-to-Date September
				Weather				Weather
				Adjusted				Adjusted
As Reported (See Notes)	2012	2011	Change	Change	2012	2011	Change	Change
Kilowatt-Hour Sales-
Total Sales	52,586	55,291	-4.9%		141,074	148,489	-5.0%

Total Retail Sales-	44,137	45,970	-4.0%	-1.4%	119,945	124,519	-3.7%	-0.1%
Residential	15,479	16,678	-7.2%	-2.1%	39,315	42,894	-8.3%	-0.1%
Commercial	15,032	15,401	-2.4%	-0.1%	40,734	41,673	-2.3%	0.0%
Industrial	13,394	13,658	-1.9%	-1.9%	39,206	39,247	-0.1%	-0.1%
Other	232	233	-0.8%	-0.5%	690	705	-2.1%	-1.6%

Total Wholesale Sales	8,449	9,321	-9.4%	N/A	21,129	23,970	-11.9%	N/A

Notes
-	Certain prior year data has been reclassified to conform with current year presentation.
-
All figures in this earnings release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results.  In addition, certain classifications and rounding may be different from final results published in the Form
10-Q.